Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196886

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 8 DATED AUGUST 3, 2015
TO THE PROSPECTUS DATED MARCH 27, 2015

This supplement No. 8 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 8 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose the recent share pricing information

Recent Share Pricing Information

Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from July 1 to July 31, 2015, for all of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class A-I	Class M-I	Class D (1)
July 1, 2015	$10.76	$10.78	$10.79	$10.79	$10.78
July 2, 2015	$10.76	$10.78	$10.79	$10.79	$10.78
July 6, 2015	$10.76	$10.79	$10.79	$10.80	$10.79
July 7, 2015	$10.76	$10.79	$10.79	$10.80	$10.79
July 8, 2015	$10.76	$10.79	$10.79	$10.80	$10.79
July 9, 2015	$10.77	$10.79	$10.80	$10.80	$10.79
July 10, 2015	$10.77	$10.79	$10.80	$10.80	$10.79
July 13, 2015	$10.77	$10.79	$10.80	$10.80	$10.79
July 14, 2015	$10.80	$10.83	$10.84	$10.84	$10.83
July 15, 2015	$10.82	$10.85	$10.85	$10.86	$10.85
July 16, 2015	$10.84	$10.87	$10.87	$10.88	$10.87
July 17, 2015	$10.84	$10.87	$10.87	$10.88	$10.87
July 20, 2015	$10.85	$10.87	$10.88	$10.88	$10.87
July 21, 2015	$10.85	$10.87	$10.88	$10.88	$10.87
July 22, 2015	$10.85	$10.87	$10.88	$10.88	$10.87
July 23, 2015	$10.86	$10.88	$10.89	$10.90	$10.88
July 24, 2015	$10.86	$10.89	$10.89	$10.90	$10.88
July 27, 2015	$10.86	$10.89	$10.89	$10.90	$10.89
July 28, 2015	$10.86	$10.89	$10.89	$10.90	$10.89
July 29, 2015	$10.86	$10.89	$10.90	$10.90	$10.89
July 30, 2015	$10.86	$10.89	$10.90	$10.90	$10.89
July 31, 2015	$11.01	$11.04	$11.04	$11.05	$11.04
(1) Shares of Class D common stock are only available pursuant to a private placement offering.
Purchases and repurchases of shares of our common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each public offered share class, is posted on our website, www.JLLIPT.com, and made available on our toll-free, automated telephone line, (855) 652-0277.